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                                                                     EXHIBIT 22

                       SUBSIDIARIES OF G&K SERVICES, INC.

G&K Services, Co. (incorporated in Minnesota, U.S.A.)

G&K Services Linen, Co. (incorporated in Minnesota, U.S.A.)

Northwest Linen Co. (incorporated in Minnesota, U.S.A.)

Gross Industrial Towel & Garment Service, Inc. (incorporated in Minnesota,
U.S.A.)

G&K Services of Canada, Inc. (incorporated in Ontario, Canada)

912489 Ontario Limited (incorporated in Ontario, Canada)

Work Wear Corporation of Canada, Ltd. (incorporated in Ontario, Canada)

La Corporation Work Wear du Quebec (incorporated in Quebec, Canada)





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